UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.                )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

LPL Financial Holdings Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

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Online Go to www.envisionreports.com/LPLA or scan the QR code – login details are located in the shaded bar below.
Votes submitted electronically must be received by 11:59 p.m., Eastern Time, on May 7, 2019.

Important Notice Regarding the Availability of Proxy Materials for the 2019 Annual Meeting of Stockholders of LPL Financial Holdings Inc. to be Held on Wednesday, May 8, 2019.

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to stockholders are available at:

www.envisionreports.com/LPLA

Easy Online Access – View your proxy materials and vote.
Step 1:	Go to www.envisionreports.com/LPLA
Step 2:	Click on Cast Your Vote or Request Materials.
Step 3:	Follow the instructions on the screen to log in.
Step 4:	Make your selections as instructed on each screen for your delivery preferences.
Step 5:	Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before April 26, 2019 to facilitate timely delivery.

2 N O T C O Y

030MDE

The 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of LPL Financial Holdings Inc. (the “Company”) will be held on Wednesday, May 8, 2019 at the offices of the Company, 1055 LPL Way, Fort Mill, SC 29715, at 12:00 p.m. Eastern Time.

Proposals to be voted on at the Annual Meeting are listed below along with the recommendations of the Company’s Board of Directors (the “Board”).

The Board recommends a vote FOR all nominees in Proposal 1 and FOR Proposals 2 and 3:

1.	Elect the nine nominees named in the proxy statement to the Board:
01 - Dan H. Arnold
02 - H. Paulett Eberhart
03 - William F. Glavin, Jr.
04 - Allison H. Mnookin
05 - Anne M. Mulcahy
06 - James S. Putnam
07 - James S. Riepe
08 - Richard P. Schifter
09 - Corey E. Thomas
2.	Ratify the appointment of Deloitte & Touche LLP by the Audit Committee of the Board as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.
3.	Approve, in an advisory vote, the compensation paid to the Company’s named executive officers.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the Annual Meeting, please bring this notice with you.

If you plan to attend the Annual Meeting, please be sure to RSVP via email to lplfinancialannualmeeting@lpl.com. Please include your name and phone number in your email. A confirmation, including driving directions and additional meeting information, will be emailed to registered participants.

Here’s how to order a copy of the proxy materials and select delivery preferences:

Current and future delivery requests can be submitted using the options below.

If you request an email copy, you will receive an email with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

–   Internet - Go to www.envisionreports.com/LPLA. Click Cast Your Vote or Request Materials.

–   Phone - Call us free of charge at 1-866-641-4276.

–   Email - Send an email to investorvote@computershare.com with “Proxy Materials LPL Financial Holdings Inc.” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by April 26, 2019.